Exhibit 99.1

Offerpad Reports Third Quarter 2022 Results

Q3 year-over-year revenue increased 52% to $821.7 million

CHANDLER, Ariz. – November 2, 2022 – Offerpad Solutions Inc. (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results – compared with the prior-year third quarter:

•	Revenue was $821.7 million compared to $540.3 million

•	Gross Profit was $2.2 million* compared to $53.1 million

•	Net Loss was $80.0 million* compared to $15.3 million

•	Adjusted EBITDA was negative $64.3 million* compared to positive $6.1 million

*	Reported amounts include an inventory impairment charge of $27.5 million.

“Offerpad’s core strategy of providing a comprehensive suite of real estate solutions is more important than ever given the recent market volatility. Because of our diverse product offerings, including our asset-light listing service, Offerpad has continued to offer customers more certainty and control throughout this market transition,” said Brian Bair, Chairman and CEO of Offerpad. “Our Flex listing and buying service increased from 7% of our transactions in the second quarter of 2020 to 29% of our transactions in the third quarter of 2022, highlighting the diversity of Offerpad’s business and the continued value we provide to customers.”

Bair noted, “Despite the current market volatility, I firmly believe technology-enabled solutions that simplify the home ownership experience will define the future of real estate.”

Offerpad recently expanded its suite of services with a new custom renovations product called “My Way.” With buyers stretching to afford a new home, extra cash to update their home is often hard to come by. Trying to renovate while living in the home adds even more stress. With “My Way,” homeowners can select paint, flooring, countertops and appliances from a list of options. The updates will be completed before they move in. Even better, the cost of upgrades can be rolled into the mortgage. This new offering is currently being tested on select homes in Phoenix.

Operational Highlights for the Third Quarter 2022:

•	Achieved an average time from home acquisition to sale of 97 days, below its 100-day target;

•	Earned a 93 percent customer satisfaction rating[1]; and

•	Grew listing and buyer closings by 100% year over year.

Q3 2022 Financial Results

	Q3 2022	Q3 2021	Percentage Change
Homes acquired	1,847	2,753	(33)%
Homes sold	2,280	1,673	36%
Revenue	$821.7M	$540.3M	52%
Gross profit[2]	$2.2M	$53.1M	(96)%
Net loss (reported) [2,3]	($80.0)M	($15.3)M	(423)%
Adjusted net loss [2]	($82.0)M	($2.1)M	(3,768)%
Adjusted EBITDA[2]	($64.3)M	$6.1M	n.a.
Contribution (loss) profit after interest per home sold	($4,500)	$22,700	n.a.
Cash and cash equivalents	$196.8M	$116.6M	69%

[2]	Includes $27.5 million charge in Q3 2022 for inventory impairments.
[3]	Includes $2.0 million non-cash credit in Q3 2022 and a $13.2 million non-cash charge in Q3 2021 to mark to market the Warrant Liability.

“We continue to navigate through this period of market dislocation by appropriately managing down our inventory levels and strategically acquiring homes that reflect current conditions,” said Mike Burnett, CFO of Offerpad. “We are already seeing homes acquired later in the year performing better than those acquired prior to the market dislocation.”

Additional information regarding Offerpad’s third quarter 2022 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations website at investor.offerpad.com.

Fourth Quarter 2022 Outlook

“Over the next two quarters, we are focused on selling the remaining homes acquired before market conditions deteriorated. Homes that we have acquired more recently are performing well and are expected to drive improving margins and profitability in 2023,” said Bair.

[1]	Based on survey of nearly 3,200 customers who sold their home to Offerpad through Q3 2022.

Offerpad is providing its fourth quarter outlook for 2022 as follows:

Q4 2022 Outlook
Homes Sold	1,425 – 1,850
Revenue	$500M – $650M
Adjusted EBITDA[4]	($60)M – ($40)M

[4]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on November 2, 2022, at 5 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website at https://events.q4inc.com/attendee/848869315. Participants can register at https://events.q4inc.com/event/report/848869315?pwd=oIS*G1QE to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience so you can spend less time ‘real estat-ing’ and more time living. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the fourth quarter 2022, expectations regarding profitability and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,”

“expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data) (Unaudited)	2022	2021	2022	2021
Revenue	$821,732	$540,287	$3,275,100	$1,202,906
Cost of revenue	819,573	487,165	3,047,818	1,065,383

Gross profit	2,159	53,122	227,282	137,523

Operating expenses:
Sales, marketing and operating	55,043	38,727	190,170	95,398
General and administrative	14,640	8,160	45,418	18,031
Technology and development	2,687	2,777	9,112	7,663

Total operating expenses	72,370	49,664	244,700	121,092

(Loss) income from operations	(70,211)	3,458	(17,418)	16,431
Other income (expense):
Change in fair value of warrant liabilities	1,961	(13,185)	20,162	(13,185)
Interest expense	(15,889)	(5,495)	(30,856)	(9,670)
Other income, net	643	—	671	248

Total other expense	(13,285)	(18,680)	(10,023)	(22,607)

Loss before income taxes	(83,496)	(15,222)	(27,441)	(6,176)
Income tax benefit (expense)	3,474	(81)	(35)	(170)

Net loss	$(80,022)	$(15,303)	$(27,476)	$(6,346)

Net loss per share, basic	$(0.32)	$(0.13)	$(0.11)	$(0.08)

Net loss per share, diluted	$(0.32)	$(0.13)	$(0.11)	$(0.08)

Weighted average common shares outstanding, basic	247,148	115,985	244,397	78,191

Weighted average common shares outstanding, diluted	247,148	115,985	244,397	78,191

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except par value per share) (Unaudited)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$196,838	$169,817
Restricted cash	26,830	24,616
Accounts receivable	9,121	6,165
Inventory	1,184,045	1,132,571
Prepaid expenses and other current assets	9,475	9,808

Total current assets	1,426,309	1,342,977
Property and equipment, net	5,299	5,146
Other non-current assets	5,992	4,959

TOTAL ASSETS	$1,437,600	$1,353,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,843	$6,399
Accrued and other current liabilities	34,959	35,027
Secured credit facilities and notes payable, net	1,034,354	861,762
Secured credit facilities and notes payable - related party	111,465	164,434

Total current liabilities	1,188,621	1,067,622
Warrant liabilities	3,899	24,061
Other long-term liabilities	4,080	3,830

Total liabilities	1,196,600	1,095,513

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 232,378 and 224,154 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	23	22
Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of September 30, 2022 and December 31, 2021	2	2
Additional paid in capital	400,507	389,601
Accumulated deficit	(159,532)	(132,056)

Total stockholders’ equity	241,000	257,569

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,437,600	$1,353,082

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
($ in thousands) (Unaudited)	2022	2021
Cash flows from operating activities:
Net loss	$(27,476)	$(6,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	764	433
Gain on sale of property and equipment	—	(246)
Amortization of debt financing costs	2,160	454
Impairment of inventory	49,734	1,342
Stock-based compensation	6,293	2,316
Change in fair value of warrant liabilities	(20,162)	13,185
Changes in operating assets and liabilities:
Accounts receivable	(2,956)	(7,717)
Inventory	(101,208)	(721,979)
Prepaid expenses and other assets	(2,988)	(7,174)
Accounts payable	1,444	3,857
Accrued and other liabilities	2,471	17,063

Net cash used in operating activities	(91,924)	(704,812)

Cash flows from investing activities:
Purchases of property and equipment	(917)	(13,609)
Proceeds from sales of property and equipment	—	2,032

Net cash used in investing activities	(917)	(11,577)

Cash flows from financing activities:
Borrowings from credit facilities and notes payable	2,889,790	1,702,702
Repayments of credit facilities and notes payable	(2,771,861)	(1,130,563)
Payment of debt financing costs	(466)	(3,229)
Proceeds from exercise of stock options	4,898	633
Payments for taxes related to stock-based awards	(285)	—
Proceeds from Business Combination	—	284,011
Issuance cost of common stock	—	(51,249)

Net cash provided by financing activities	122,076	802,305

Net change in cash, cash equivalents and restricted cash	29,235	85,916
Cash, cash equivalents and restricted cash, beginning of period	194,433	50,742

Cash, cash equivalents and restricted cash, end of period	$223,668	$136,658

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$196,838	$116,634
Restricted cash	26,830	20,024

Total cash, cash equivalents and restricted cash	$223,668	$136,658

Supplemental disclosure of cash flow information:
Cash payments for interest	$36,536	$9,630
Supplemental disclosure of non-cash investing and financing activities:
Transfer of property and equipment, net to inventory	$—	$10,065
Acquisition of warrant liabilities	$—	$26,525
Conversion of preferred stock to common stock	$—	$184,123
Conversion of treasury stock	$—	$10,650

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which is primarily comprised of interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except percentages and homes sold, unaudited)	2022	2021	2022	2021
Gross profit (GAAP)	$2,159	$53,122	$227,282	$137,523
Gross margin	0.3%	9.8%	6.9%	11.4%
Homes sold	2,280	1,673	8,770	3,950
Gross profit per home sold	$0.9	$31.8	$25.9	$34.8
Adjustments:
Inventory impairment - current period (1)	27,529	676	39,807	713
Inventory impairment - prior period (2)	(8,955)	(152)	(1,205)	(142)
Interest expense capitalized (3)	2,508	1,410	9,579	2,783

Adjusted gross profit	$23,241	$55,056	$275,462	$140,877
Adjusted gross margin	2.8%	10.2%	8.4%	11.7%
Adjustments:
Direct selling costs (4)	(21,419)	(11,350)	(76,797)	(28,172)
Holding costs on sales - current period (5)(6)	(1,765)	(910)	(5,884)	(2,365)
Holding costs on sales - prior period (5)(7)	(405)	(295)	(916)	(214)
Other income (8)	643	—	671	248

Contribution profit	$295	$42,501	$192,537	$110,374
Contribution margin	0.0%	7.9%	5.9%	9.2%
Homes sold	2,280	1,673	8,770	3,950
Contribution profit per home sold	$0.1	$25.4	$22.0	$27.9
Adjustments:
Interest expense capitalized (3)	(2,508)	(1,410)	(9,579)	(2,783)
Interest expense on homes sold - current period (9)	(5,707)	(2,381)	(19,225)	(5,904)
Interest expense on homes sold - prior period (10)	(2,382)	(697)	(3,733)	(468)

Contribution (loss) profit after interest	$(10,301)	$38,013	$160,000	$101,219
Contribution margin after interest	-1.3%	7.0%	4.9%	8.4%
Homes sold	2,280	1,673	8,770	3,950
Contribution (loss) profit after interest per home sold	$(4.5)	$22.7	$18.2	$25.6

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income principally represents interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets.

(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except percentages, unaudited)	2022	2021	2022	2021
Net loss (GAAP)	$(80,022)	$(15,303)	$(27,476)	$(6,346)
Change in fair value of warrant liabilities	(1,961)	13,185	(20,162)	13,185

Adjusted net (loss) income	$(81,983)	$(2,118)	$(47,638)	$6,839
Adjusted net (loss) income margin	(10.0%)	(0.4%)	(1.5%)	0.6%
Adjustments:
Interest expense	15,889	5,495	30,856	9,670
Amortization of capitalized interest (1)	2,508	1,410	9,579	2,783
Income tax (benefit) expense	(3,474)	81	35	170
Depreciation and amortization	515	156	764	433
Amortization of stock-based compensation	2,265	1,053	6,293	2,316

Adjusted EBITDA	(64,280)	6,077	(111)	22,211
Adjusted EBITDA margin	(7.8%)	1.1%	(0.0%)	1.8%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.